EXHIBIT 4.12

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

INSITE VISION INCORPORATED
WARRANT TO PURCHASE 155,475 SHARES OF COMMON STOCK

December 31, 2003	Warrant No._______

        For value received, InSite Vision Incorporated, a Delaware corporation (the “Company”), hereby certifies that Xmark Fund, Ltd., or its registered transferees, successors or assigns (each person or entity holding all or part of this Warrant being referred to as a “Holder”), is the registered holder of warrants (the “Warrants”) to subscribe for and purchase One Hundred Fifty-Five Thousand, Four Hundred Seventy-Five (155,475) shares (as adjusted pursuant to Section 3 hereof, the “Warrant Shares”) of the fully paid and nonassessable common stock, par value $0.01 per share (the “Common Stock”), of the Company, at a purchase price per share initially equal to Fifty Eight Cents ($0.58) (the “Warrant Price”) on or before, 5:00 P.M., Eastern Time, on December 31, 2006 (except as otherwise extended pursuant to Section 17(a) below) (the “Expiration Date”), subject to the provisions and upon the terms and conditions hereinafter set forth; provided, however, that in the event that any portion of this Warrant is unexercised as of the Expiration Date, the terms of Section 1(b) below shall apply. As used in this Warrant, the term “Business Day” means any day other than a Saturday or Sunday on which commercial banks located in New York, New York are open for the general transaction of business.

           Section 1.          Exercise.

                    (a)          Method of Exercise; Payment; Issuance of New Warrant.

                               (i)     Subject to the provisions hereof, the Holder may exercise this Warrant, in whole or in part and from time to time, by the surrender of this Warrant (with the Notice of Exercise attached hereto as Appendix A duly executed) at the principal office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day, and the payment by the Holder by cash, certified check payable to the Company or wire transfer of immediately available funds to an account designated to the exercising Holder by the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased, or in the event of a cashless exercise pursuant to Section 1(c) below, with the Net Issue Election Notice attached hereto as Appendix B duly executed and completed. On the date on which the Holder shall have satisfied in full the Holder's obligations set forth herein regarding an exercise of this Warrant (provided such date is prior to the Expiration Date), the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date.

                              (ii)  In the event of any exercise of the rights represented by this Warrant, certificates for the whole number of shares of Common Stock so purchased shall be delivered to the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) as promptly as is reasonably practicable (but not later than five (5) Business Days) after such exercise at the Company's expense, and, unless this Warrant has been fully exercised, a new Warrant representing the whole number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as reasonably practicable thereafter (but not later than five (5) Business Days) after such exercise.

                    (b)   Automatic Exercise. If any portion of this Warrant remains unexercised as of the Expiration Date and the Fair Market Value (as defined below) of one share of Common Stock as of the Expiration Date is greater than the applicable Warrant Price as of the Expiration Date, then this Warrant shall be deemed to have been exercised automatically immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a Business Day, the immediately preceding Business Day) (the "Automatic Exercise Date") in the manner provided in Section 1(c) below, and the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such Automatic Exercise Date. This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date by virtue of this Section 1(b) without any action by the Holder. As promptly as is reasonably practicable on or after the Automatic Exercise Date, but in no event prior to the date on which this Warrant is surrendered to the Company at the principal office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day, the Company at its expense shall issue and deliver to the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) a certificate or certificates for the number of Warrant Shares issuable upon such exercise, in accordance with Section 1(c).

                    (c)   Cashless Right to Convert Warrant into Common Stock. In addition to and without limiting the rights of the Holder hereof under the terms of this Warrant, the Holder may elect to receive, without the payment by the Holder of the Warrant Price, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Appendix B duly executed and completed, at the office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day. Thereupon, the Company shall issue to the Holder such number of fully paid, validly issued and nonassessable Warrant Shares, as is computed using the following formula:

X=Y(A-B) A

where

                    X =     the number of shares of Common Stock to be issued to the Holder (or such other person or persons as directed by the Holder, subject to compliance with all applicable laws) upon such exercise of the rights under this Section 1(c)

                    Y =     the total number of shares of Common Stock covered by this Warrant which the Holder has surrendered for cashless exercise

                    A =     the "Fair Market Value" of one share of Common Stock on the date that the Holder delivers the Net Issue Election Notice to the Company as provided herein

                    B =     the Warrant Price in effect under this Warrant on the date that the Holder delivers the Net Issue Election Notice to the Company as provided herein

The “Fair Market Value” of a share of Common Stock as of a particular date (the “Valuation Date”) shall mean the following:

                    (i)     if the Common Stock is then listed on a national securities exchange, the average closing sale price of one share of Common Stock on such exchange over the ten (10) trading days ending on the last trading day prior to the Valuation Date; provided that if such stock has not traded in the ten (10) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading days during which the Common Stock has traded prior to the Valuation Date;

                    (ii)     if the Common Stock is then included in The Nasdaq Stock Market, Inc. (“Nasdaq”), the average closing sale price of one share of Common Stock on Nasdaq over the ten (10) trading days ending on the last trading day prior to the Valuation Date or, if no closing sale price is available for any of such ten (10) trading days, the closing sale price for such day shall be determined as the average of the high bid and the low ask price quoted on Nasdaq as of the end of such trading day; provided that if the Common Stock has not traded in the ten (10) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading days during which the Common Stock has traded prior to the Valuation Date;

                    (iii)     If the Common Stock is then included in the Over-the-Counter Bulletin Board, the average closing sale price of one share of Common Stock on the Over-the-Counter Bulletin Board over the ten (10) trading days ending on the last trading day prior to the Valuation Date or, if no closing sale price is available for any of such ten (10) trading days, the closing sale price for such day shall be determined as the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board as of the end of such trading day; provided that if the Common Stock has not traded in the ten (10) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading days during which the Common Stock has traded prior to the Valuation Date;

                    (iv)     if the Common Stock is then included in the "pink sheets", the average closing sale price of one share of Common Stock on the "pink sheets" over the ten (10) trading days ending on the last trading day prior to the Valuation Date or, if no closing sale price is available for any of such ten (10) trading days, the closing sale price for such day shall be determined as the average of the high bid and the low ask price quoted on the "pink sheets" as of the end of such trading day; provided that if the Common Stock has not traded in the ten (10) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading days during which the Common Stock has traded prior to the Valuation Date; or

                    (v)     if the Common Stock is not then listed on a national securities exchange or quoted on Nasdaq or the Over-the-Counter Bulletin Board or the "pink sheets", the Fair Market Value of one share of Common Stock as of the Valuation Date shall be determined in good faith by mutual agreement of the Board of Directors of the Company (the "Board") and the Holder; provided that if, in such case, the Board and the Holder are unable to agree as to the Fair Market Value of a share of Common Stock, such Fair Market Value shall be determined by an investment banker of national reputation selected by the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be borne by the Company. The Board shall respond promptly in writing to a written inquiry by the Holder prior to the exercise hereunder as to the Fair Market Value of a share of Common Stock.

          Section 2.           Reservation of Shares; Stock Fully Paid; Listing. The Company shall keep reserved a sufficient number of shares of the authorized and unissued shares of Common Stock to provide for the exercise of the rights of purchase represented by this Warrant in compliance with its terms. All Warrant Shares issued upon exercise of this Warrant shall be, at the time of delivery of the certificates for such Warrant Shares upon payment in full of the Warrant Price therefor in accordance with the terms of this Warrant (or proper exercise of the cashless exercise rights contained in Section 1(c) hereof), duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company shall during all times prior to the Expiration Date when the shares of Common Stock issuable upon the exercise of this Warrant are authorized for listing or quotation on any national securities exchange, Nasdaq (or the Over-the-Counter Bulletin Board or the “pink sheets”, as the case may be), keep the shares of Common Stock issuable upon the exercise of this Warrant authorized for listing or quotation on such national securities exchange, Nasdaq (or the Over-the-Counter Bulletin Board or the “pink sheets”, as the case may be).

          Section 3.           Adjustments and Distributions. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a)   If the Company shall at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then the number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective shall be proportionally adjusted by the Company so that the Holder thereafter exercising this Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Holder would have received if this Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been proportionally adjusted to reflect such event. Such adjustments shall be made successively whenever any event listed above shall occur.

          (b)   If any recapitalization, reclassification or reorganization of the capital stock of the Company (other than a change in par value or a subdivision or combination as provided for in Section 3(a) above) shall be effected in such a manner (including, without limitation, in connection with a consolidation or merger in which the Company is the continuing corporation), that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (a "Reorganization"), then, as a condition of such Reorganization, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Reorganization, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of Warrant Shares) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The provisions of this Section 3(b) shall similarly apply to successive Reorganizations.

          (c)   If any consolidation or merger of the Company with another entity in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another entity shall be effected, then, as a condition of such consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price and of the number of Warrant Shares) shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger, or the entity purchasing or otherwise acquiring such assets or other appropriate entity shall assume the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 3(c) shall similarly apply to successive consolidations, mergers, sales, transfers or other dispositions.

          (d)   In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock of evidences of indebtedness or assets (other than dividends or distributions referred to in Section 3(a) hereof), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Fair Market Value per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Board in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Fair Market Value per share of Common Stock immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

                     (i)   In the event that any dividend or distribution for which this Section 3(d) would require an adjustment is not so paid or made, the Warrant Price shall be adjusted to be the Warrant Price which would then be in effect if such dividend or distribution had not been declared.

                    (ii)   In the event that the Company implements a new shareholder rights plan, such rights plan shall provide that upon exercise of this Warrant the Holder will receive, in addition to the Common Stock issuable upon such exercise, the rights issued under such rights plan (as if the Holder had exercised this Warrant prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of exercise). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 3(d).

          (e)   For the term of this Warrant, in addition to the provisions contained above, the Warrant Price shall be subject to adjustment as provided below. An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment. No adjustment to the Warrant Price shall be made in an amount less than $0.01, but any such lesser amount shall be carried forward and shall be given effect in the next Warrant Price adjustment, if any.

          (f)   In the event that, as a result of an adjustment made pursuant to this Section 3, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

          (g)   Except as provided in Section 3(h) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of Sections 3(g)(i) through 3(g)(vi) hereof, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger Issuance") the then-existing Warrant Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a Warrant Price determined as follows:

Adjusted Warrant Price =Y(A x B) + D A+C

where

                    A =     the number of shares of Common Stock outstanding (including any Additional Shares of Common Stock (as defined below) immediately preceding such Trigger Issuance)

                    B =     the Warrant Price in effect immediately preceding such Trigger Issuance

                    C =     the number of Additional Shares of Common Stock (as adjusted for stock splits, stock combinations, recapitalizations, and dividends and the like) outstanding or deemed outstanding hereunder as a result of such Trigger Issuance

                    D =     the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance

          For purposes of this subsection (g), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 3(g), other than Excluded Issuances (as defined in Section 3(h) hereof).

For purposes of this Section 3(g), the following Sections 3(g)(i) to 3(g)(vi) shall also be applicable (subject, in each such case, to the provisions of Section 3(h) hereof) and to each other subsection contained in this Section 3(g):

                    (i)   Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z) in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Warrant Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price. Except as otherwise provided in Section 3(g)(iii), no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                    (ii)   Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price; provided that (C) except as otherwise provided in Section 3(g)(iii), no adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (D) no further adjustment of the Warrant Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Warrant Price have been made pursuant to the other provisions of Section 3(g).

                    (iii)   Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if (A) the purchase price provided for in any Option referred to in Section 3(g)(i) hereof, (B) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 3(g)(i) or 3(g)(ii), or (C) the rate at which Convertible Securities referred to in Sections 3(g)(i) or 3(g)(ii) are convertible into or exchangeable for Common Stock shall increase or decrease at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this Section 3(g) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this Section 3(g) (including, without limitation, upon the redemption or purchase for consideration of Convertible Securities by the Company), the Warrant Price then in effect hereunder shall forthwith be changed to the Warrant Price which would have been in effect at the time of such termination had such Option or Convertible Securities never been issued.

                    (iv)   Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash or for a consideration including cash and such other consideration, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board. The determination of the fair value of consideration (or the allocation thereof) for purposes of this Section 3(g) need not be the amount recorded in the books and records of the Company if the Board determines that the determination of different amounts for different contexts is in the best interest of the Company and its stockholders and creditors as a whole.

                     (v)   Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. If the Company shall have taken a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be automatically rescinded and annulled.

                     (vi)   Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 3(g).

                     (h)   Excluded Issuances. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Warrant Price (x) where such an adjustment would be duplicative of another adjustment of the Warrant Price resulting from the same event that is made pursuant to other provisions of this Warrant or (y) in the case of (i) capital stock, Options or Convertible Securities issued or issuable to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to any employee benefit plans or programs approved by the Board or any committee thereof; (ii) capital stock, Options or Convertible Securities issued or issuable to landlords or in connection with bank debt or equipment leases, (iii) capital stock, Options or Convertible Securities issued or issuable to collaborative partners in licensing or partnering transactions (the primary purpose of which is not to raise equity capital); (iv) shares of Common Stock issued or issuable upon the conversion of the Company's Series A-1 Preferred Stock, (v) shares of Common Stock issued or issuable upon the conversion or exercise of Options or Convertible Securities outstanding on the date hereof, and (vi) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution payable pro rata to all holders of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Warrant Price pursuant to the other provisions of this Warrant) (collectively, "Excluded Issuances").

                     (i)   Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to this Section 3, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price immediately thereafter.

                     (j)   Notice of Adjustments. With each adjustment pursuant to this Section 3, the Company shall deliver a certificate signed by its chief financial or executive officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, which shall be mailed by first class mail, postage prepaid to the Holder.

          Section4.           Transfer Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.

          Section 5.           Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

          Section 6.           Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise or cashless exercise hereunder, and in lieu of any such fractional shares the Company shall make a cash payment therefor to the Holder (or such other person or persons as directed by the Holder, subject to compliance with all applicable laws) based on the Fair Market Value of a share of Common Stock on the date of exercise or cashless exercise of this Warrant.

          Section 7.          Securities Act and Representations and Warranties of Holder.

                    (a)   Compliance with Securities Act and Legends. The Holder, by acceptance hereof, agrees that it will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, as amended (the "Act"), or any state's securities laws. All shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend as follows:

THIS SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          (b)   Representations and Warranties of Holder. By acceptance of this Warrant, Holder hereby represents and warrants to the Company that:

                     (i)   Holder is acquiring this Warrant, and will acquire the Warrant Shares, for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of all or any part of this Warrant or the Warrant Shares. Holder is prepared to hold this Warrant and the Warrant Shares for an indefinite period of time and has no present intention of selling, granting any participation in, or otherwise distributing any portion of this Warrant or the Warrant Shares. Holder does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participating interest in any of the Warrant Shares.

                     (ii)   Holder believes it has received all the information it considers necessary or appropriate for deciding whether to invest in the Warrant Shares, and Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Warrant Shares.

                     (iii)   Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the "SEC") under the Act.

                     (iv)   Holder understands that neither this Warrant nor the Warrant Shares have been registered under the Act or under any state securities laws, and, as a result thereof, are subject to substantial restrictions on transfer. Holder acknowledges that this Warrant and the Warrant Shares must be held indefinitely, unless subsequently registered under the Act and all applicable state securities laws or unless exemptions from registration under the Act and such laws are available.

          Section 8.           Rights as a Stockholder. Except as expressly provided in this Warrant, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

          Section 9.           Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the then current Holder, and such change, waiver, discharge or termination shall be binding on any future Holder.

          Section 10.           Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (a) on the date personally delivered to the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile transmission to a party at the facsimile number set forth for such party on the signature page hereto and provided that the sending party receives confirmation of the completion of such transmission, (c) on the Business Day after submitted for next day delivery to Federal Express or similar overnight courier which utilizes a written form of receipt, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the registered Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this Section 10 by giving the other party written notice of the new address in the manner set forth herein.

          Section 11.           Descriptive Headings. The descriptive headings contained in this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

          Section 12.           Governing Law. The validity, interpretation and performance of this Warrant shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, regardless of the law that might be applied under principles of conflicts of law. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 13.           Acceptance. Receipt and execution of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

          Section 14.           Identity of Transfer Agent. The Transfer Agent for the Common Stock is Mellon Investor Services. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by this Warrant, the Company will mail to the Holder a statement setting forth the name and address of such transfer agent.

          Section 15.           No Impairment of Rights. The Company will not, by amendment of its Certificate of Incorporation or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against material impairment.

          Section 16.           Assignment. Subject to the terms hereof and compliance with applicable federal and state securities laws, this Warrant (including without limitation the rights and obligations granted in Sections 17 and 18 (which rights and obligations may only be transferred together)) may be transferred by the Holder with respect to any or all of the Warrant Shares then purchasable hereunder. Upon surrender of this Warrant to the Company, together with a properly endorsed notice of transfer, for transfer of this Warrant in its entirety by the Holder, the Company shall issue a new warrant of the same denomination to the designated transferee. Upon surrender of this Warrant to the Company, together with a properly endorsed notice of transfer, by the Holder for transfer with respect to a portion of the Warrant Shares then purchasable hereunder, the Company shall issue a new warrant to the designated transferee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been transferred. In addition to, and not in limitation of, the foregoing, a Holder that is a corporation, a partnership or a limited liability company, may distribute any portion of this Warrant to its respective shareholders, partners or members. Unless and until the provisions for assignment set forth herein have been fully complied with, the Company may treat the last registered Holder as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          Section 17.          Registration Rights.

          (a)   Piggyback Registration Rights. If (but without any obligation to do so), at any time between the date hereof and the Expiration Date, the Company proposes to register any shares of Common Stock under the Act (including for this purpose any registration to be effected by the Company for any of its stockholders) in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating solely to an SEC Rule 145 transaction, a registration on any registration form which does not permit secondary sales or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Common Stock (a "Registration Statement") or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give the Holder written notice of its intent to file such a Registration Statement. Upon the written request of the Holder given within ten (10) business days after the provision of such notice by the Company in accordance with Section 10, the Company shall, subject to the provisions of this Section 17, cause to be registered under the Act all of the Warrant Shares then held by the Holder and all of the Warrant Shares then issuable upon exercise of this Warrant (including without limitation such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities) that the Holder has requested to be registered (the "Registrable Securities"). Notwithstanding the foregoing, if the Holder may immediately sell all shares of Registrable Securities under Rule 144 during any 90-day period ending on the date on which notice is to be given under this Section 17(a), then the Company shall not be obligated to provide notice pursuant to this Section 17(a) or register any Warrant Shares pursuant to this Section 17. If, before June 30, 2004, all of the Registrable Securities have not been either (i) sold pursuant to Rule 144 as described in the preceding sentence or (ii) registered under the Act pursuant to the provisions of this Section 17 then, solely in such an event, the Expiration Date of this Warrant shall be extended to December 31, 2008 and all references herein to such Expiration Date shall be deemed to mean December 31, 2008.

           (b)     Length of Registration. Subject to the provisions of Section 17(h) below, whenever required under Section 17 to effect the registration of any Registrable Securities, the Company shall (i) keep such Registration Statement effective for a period equal to the shorter of up to one hundred twenty (120) days or until the distribution contemplated in such Registration Statement has been completed (provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock (or other securities) of the Company) and (ii) furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities included in such registration.

           (c)     Underwritten Offering. In connection with any offering involving an underwriting of shares of Common Stock, the Company shall not be required under Section 17 to include any of the Holder's securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall any securities being sold by a stockholder exercising a demand registration right be excluded from such offering prior to or pro rata with the securities of the Holder.

           (d)     Intentionally omitted.

           (e)     Registration Expenses. The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and the Holder shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Holder. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and up to an aggregate of $10,000 for the reasonable legal fees and expenses of one counsel to the Holder, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities.

           (f)     Additional Company Obligations. In the case of any registration effected by the Company pursuant to these registration provisions, the Company will use its reasonable best efforts to: (i) cause all such Registrable Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (ii) provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities; (iii) comply with all applicable rules and regulations of the SEC and each securities exchange or each quotation service on which securities issued by the Company are then listed or quoted, (iv) file the documents required of the Company and otherwise maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Registrable Securities are originally sold and (B) all other states specified in writing by the Holder as may reasonably be required to sell the Holder's Registrable Securities, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented, (v) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 17(b) and to comply with the provisions of the Act and all other federal and state securities laws with respect to the distribution of all Registrable Securities, and (vi) provide copies to and permit counsel designated by the Holder to review each Registration Statement and all amendments and supplements thereto no fewer than three (3) business days prior to their filing with the SEC.

           (g)     Providing Information. The Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance described herein. The Holder shall represent that such information is true and complete.

           (h)     Limitations on Sale. The Company may at any time refuse to permit the Holder to resell any Registrable Securities pursuant to the Registration Statement as set forth in this Section 17(h); provided, however, that in order to exercise this right, the Company must deliver a certificate in writing to the Holder to the effect that a delay in such sales is necessary because, in the good faith judgment of the Company, sales pursuant to the Registration Statement would require the public disclosure of information that would not otherwise be required to be disclosed (which disclosure would, in the good faith judgment of the Company, have a significant adverse effect on the Company) or could in other respects constitute a violation of the federal securities laws or otherwise materially adversely affect the Company. In such an event, the Company shall notify the Holder promptly after it has determined that such circumstances no longer exist. Notwithstanding the foregoing or anything contained herein to the contrary, the Company shall not under any circumstances be entitled to refuse to permit the Holder to resell any Registrable Securities under this Section 17(h) more than two (2) times in any twelve (12) month period following the date hereof, and the two periods in any twelve (12) month period during which the Company may refuse to permit the Holder to resell any Registrable Securities shall not exceed sixty (60) days in the aggregate. The Holder hereby covenants and agrees that it will not sell any Registrable Securities pursuant to the Registration Statement during the periods the Company refuses to permit the Holder to resell any Registrable Securities as set forth in this Section 17(h).

           (i)     Future Registration Rights. The Company shall not be restricted in any way in entering into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed by the Company; provided, however, subject to the last sentence of Section 17(c), no such agreement shall limit the Holder's right to include its Registrable Securities in any such registration statement pursuant to this Section 17.

          Section 18.          Indemnification and Contribution.

           (a)     Indemnification by the Company. The Company agrees to indemnify and hold harmless the Holder and its officers, directors, members, partners, employees and agents, successors and assigns, and each other person, if any, who controls or is under common control with the Holder within the meaning of the Act, from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Holder, officer, director, member, partner, employee, agent or controlling or controlled person may become subject (under the Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (A) any untrue statement of a material fact contained in the Registration Statement or in any final prospectus contained therein, or any amendment or supplement thereof, (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) any violation by the Company or its agents of any rule or regulation promulgated under the Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (D) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Holder's behalf; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damages or liability arises out of, or is based upon (i) an untrue statement or alleged untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in preparation of the Registration Statement or (ii) any untrue statement in any prospectus that is corrected in any subsequent prospectus or addendum or supplement that was delivered to the Holder prior to the pertinent sale or sales by the Holder, and the Company will reimburse the Holder and its officers, directors, members, partners, employees, agents or controlling or controlled person for the expenses of a single legal counsel and all other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the indemnity contained in this Section 18(a) shall not apply to amounts paid in settlement of any such loss, claim, damages or liability if such settlement is effected without the consent of the Company (which consent shall not be unreasonably conditioned or withheld).

           (b)     Indemnification by the Holder. The Holder agrees to indemnify and hold harmless the Company and its officers, directors, members, partners, employees and agents, successors and assigns, and each other person, if any, who controls or is under common control with the Company within the meaning of the Act, from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company or its officers, directors, members, partners, employees, agents or controlling or controlled person may become subject (under the Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in preparation of the Registration Statement, provided, however, that the Holder shall not be liable in any such case for any untrue statement included in any prospectus which statement has been corrected, in writing, by such Holder and delivered to the Company at least seven (7) business days before the sale from which such loss occurred, and the Holder will, as incurred, reimburse the Company and its officers, directors, members, partners, employees, agents or controlling or controlled person for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Holder shall not be required to pay an indemnity in any amount in excess of the net amount received by the Holder from the sale of the Registrable Securities to which such indemnity relates; provided further, that the indemnity contained in this Section 18(b) shall not apply to amounts paid in settlement of any such loss, claim, damages or liability if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably conditioned or withheld).

           (c)     Indemnification Procedures. Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 18, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder unless the failure to give such notice is materially prejudicial to an indemnifying party's ability to defend such action. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable opinion of counsel for the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that in the case of the immediately preceding proviso, and notwithstanding Section 18(a) above, the indemnifying person shall not be responsible for the legal expenses of more than one counsel for all indemnified persons.

           (d)     Contribution in Lieu of Indemnity. If the indemnification provided for in this Section 18 is unavailable to or insufficient to hold harmless an indemnified party under Section 18(a) or 18(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) based on the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 18(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 18(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 18(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 18(d), the Holder shall not be required to contribute any amount in excess of the net amount received by the Holder from the sale of the Registrable Securities to which such loss relates. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)      Underwriting Agreement Indemnification. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Holder in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)     Survival of Indemnification. The obligations of the Company and the Holders under this Section 18 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 18, and otherwise.

[Remainder of Page Left Intentionally Blank]

        IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed on their behalf by one of their officers thereunto duly authorized.

INSITE VISION INCORPORATED
By: /s/ S. Kumar Chandrasekaran Name: S. Kumar Chandrasekaran, Ph.D Title: CEO, CFO and Chairman of the Board Address: 965 Atlantic Avenue Alameda, California 94501

Acknowledged and Agreed:

XMARK FUND, LTD.

By:  /s/ Mitchell D. Kaye
Name:  Mitchell D. Kaye
Title:  CIO
Address:  152 West 57th Street
21st Floor
New York, NY 10019

APPENDIX A

NOTICE OF EXERCISE

To:   INSITE VISION INCORPORATED

1.     The undersigned hereby irrevocably elects to purchase [_____] shares of Common Stock of InSite Vision Incorporated pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, by [cash, certified check/wire transfer, or surrender of the originally executed Warrant] [select the applicable method of payment].

2.     Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

____________________________________
____________________________________
                         (Name)

____________________________________
                         (Address)

____________________________________ (Signature)

____________________________________ (Date)

3.     Please issue a new Warrant of equivalent form and tenor for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

____________________________________

Date: ____________________________________

(Warrantholder) ____________________________________

Name: (Print) ____________________________________

By: ____________________________________

APPENDIX B

Net Issue Election Notice

To: InSite Vision Incorporated

Date:[_________________________]

        The undersigned hereby elects under Section 1(c) of this Warrant to surrender the right to purchase [____________] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [_____________] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

____________________________________
Signature

____________________________________
Name for Registration

____________________________________
Mailing Address